Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement of DWS Advisor Funds on Form N-1A ("Registration Statement") of our report dated November 27, 2007 relating to the financial statements which appears in the September 30, 2007 Annual Report to Shareholders of DWS Short Duration Plus Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 21, 2008